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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                November 17, 2006

                           United Parcel Service, Inc.
             (Exact name of registrant as specified in its charter)

     Delaware                    001-15451                      58-2480149
 (State or other                (Commission                   (IRS Employer
   jurisdiction                 File Number)              Identification Number)
of incorporation)

       55 Glenlake Parkway, N.E.
            Atlanta, Georgia                                       30328
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (404) 828-6000

                                 Not applicable
         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On November 17, 2006, United Parcel Service, Inc. (the "Company") entered into a Selling Agent Agreement, dated as of November 17, 2006 (the "Selling Agent Agreement"), with LaSalle Financial Services, Inc., Charles Schwab & Co., Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Samuel A. Ramirez & Co., Inc., Muriel Siebert & Co., Inc., UBS Securities LLC and Wachovia Securities LLC (collectively, the "Agents"), with respect to the offer and sale by the Company of up to $500,000,000 aggregate principal amount of notes (the "Notes") with maturities of 9 months or more from the date of issuance. As of November 17, 2006, the Company had sold an aggregate principal amount of $126,340,000 of Notes. Accordingly, the Company may offer and sell up to an additional aggregate principal amount of $373,660,000 of Notes under this program. The Notes will be issued pursuant to an Indenture, dated as of August 26, 2003
(the "Indenture") between the Company and Citibank, N.A., as Trustee. The Company has reserved the right to sell up to $50,000,000 aggregate principal amount of Notes directly or indirectly through selling agents other than the Agents.

     The Notes will have the maturity ranges, interest rates and other terms set forth in the prospectus filed by the Company with respect to the Notes on November 17, 2006, as it may be amended and supplemented from time to time by the Company in accordance with the Indenture, and the terms agreements between LaSalle Financial Services, Inc. and the Company. The Selling Agent Agreement sets forth, among other things, that the Agents will purchase the Notes from the Company at the public offering price, less a discount, which will vary depending on the maturity of the Notes and which shall not exceed the concessions set forth in the Selling Agent Agreement. The Selling Agent Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Agents against certain liabilities arising out of or in connection with the sale of the Notes and customary contribution provisions in respect of those liabilities. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase Notes at anytime for any period of time or permanently.

     The Agents and their affiliates have provided and in the future may continue to provide various financial advisory, cash management, investment banking, commercial banking and other financial services to the Company in the ordinary course of business for which they have received and will receive customary compensation.

     The foregoing description of the material terms of the Selling Agent Agreement is qualified in its entirety by reference to the Selling Agent Agreement, which is attached hereto as Exhibit 10.1 to this report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

 5.1 Legal Opinion of King & Spalding LLP, dated November 17, 2006, as to the validity of the Notes.

10.1 Selling Agent Agreement, dated November 17, 2006, among the registrant, LaSalle Financial Services, Inc., Charles Schwab & Co., Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Samuel A. Ramirez & Co., Inc., Muriel Siebert & Co., Inc., UBS Securities LLC and Wachovia Securities LLC

23.1 Consent of King & Spalding LLP

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        UNITED PARCEL SERVICE, INC.


Date: November 21, 2006                 By: /s/ D. Scott Davis
                                            ------------------------------------
                                        Name: D. Scott Davis
                                        Title: Senior Vice President, Treasurer
                                               and Chief Financial Officer

                                  EXHIBIT INDEX

 5.1 Legal Opinion of King & Spalding LLP, dated November 17, 2006, as to the validity of the Notes.

10.1 Selling Agent Agreement, dated November 17, 2006, among the registrant, LaSalle Financial Services, Inc., Charles Schwab & Co., Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Samuel A. Ramirez & Co., Inc., Muriel Siebert & Co., Inc., UBS Securities LLC and Wachovia Securities LLC

23.1 Consent of King & Spalding LLP